INDEMNIFICATION AGREEMENT


This Indemnification Agreement ("Agreement") is made as of July 1, 1996 between JPE, Inc., a Michigan corporation ("Corporation"), and C. William Mercurio ("Officer").

                                    Recitals

A. Officer is an officer of Corporation and Corporation desires Officer to continue in such capacity. Officer is willing to continue Officer's employment with Corporation if Officer receives the protections provided by this Agreement.

B.   Corporation's Bylaws obligate it to indemnify its directors and officers.

C. Corporation believes that (1) litigation against corporate directors and officers, regardless of whether meritorious, is expensive and time-consuming to defend; (2) there is a substantial risk of a large judgment or settlement in litigation in which a corporate officer was neither culpable nor profited personally to the detriment of the corporation;  (3) it is  important  for  Officer  to  have  assurance  that indemnification will be available if Officer acts in accordance with reasonable business standards; and (4) because available directors and officers liability insurance and the indemnification available from Corporation are not adequate to fully protect Officer against the problems discussed above, it is in the best interests of Corporation and its shareholders for Corporation to contractually obligate itself to indemnify Officer pursuant to this Agreement.


Therefore, Corporation and Officer agree as follows:

l.   INDEMNIFICATION.

     (a) Corporation will indemnify Officer to the fullest extent permitted under applicable law if Officer was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative or investigative and whether formal or informal (including actions by or in the right of Corporation and any preliminary inquiry or claim by any person or authority), by reason of the fact that Officer is or was a director, officer, partner, trustee, employee or agent of Corporation or is or was serving at Corporation's request as a director, officer, employee or agent of another corporation (including a Subsidiary (as defined in paragraph 15 below)), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done or not done by Officer in any such capacity (collectively, "Covered Matters"). Such indemnification will cover all Expenses (as defined in paragraph 2 below), liabilities, judgments (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid in settlement which are incurred or imposed upon Officer in connection with a Covered Matter (collectively, "Indemnified Amounts").

     (b) If Officer is entitled under this Agreement to indemnification for less than all of the amounts incurred by Officer in connection with a Covered Matter, Corporation will indemnify Officer for the indemnifiable amount.

2. ADVANCE OF EXPENSES. Before final adjudication of a Covered Matter, upon Officer's request pursuant to paragraph 3 below, Corporation will promptly either advance Expenses directly or reimburse Officer for all Expenses to the fullest extent permitted under applicable law. As used in this Agreement, "Expenses" means all costs and expenses (including attorneys' fees, expert fees, other professional fees and court costs) incurred by Officer in connection with a Covered Matter other than judgments, penalties, fines and settlement amounts.

3. CLAIMS FOR INDEMNIFICATION. Officer will give Corporation written notice of any claim for indemnification under this Agreement. Payment requests will include a schedule setting forth in reasonable detail the amount requested and will be accompanied (or, if necessary, followed) by copies of the relevant invoices or other documentation. Upon Corporation's request, Officer will provide Corporation with a copy of the document or pleading, if any, notifying Officer of the Covered Matter. To the extent practicable, Corporation will pay Indemnified Amounts directly without requiring Officer to make any prior payment.

4.   DEFENSE OF CLAIM.

     (a) Except as provided in paragraph 4(c) below, Corporation, jointly with any other indemnifying party, will be entitled to assume the defense of any Covered Matter as to which Officer requests indemnification.

     (b) Counsel selected by Corporation to defend any Covered Matter will be subject to Officer's advance written approval, which will not be unreasonably withheld.

     (c) Officer may employ Officer's own counsel in a Covered Matter and be fully reimbursed therefor if (1) Corporation approves, in writing, the employment of such counsel or (2) either (A) Officer has reasonably concluded that there may be a conflict of interest between Corporation and Officer or between Officer and other parties represented by counsel employed by Corporation to represent Officer in such action or
          (B) Corporation has not employed counsel reasonably satisfactory to Officer to assume the defense of such Covered Matter promptly after Officer's request.

     (d) Neither Corporation nor Officer will settle any Covered Matter without the other's written consent, which will not be unreasonably withheld.

5. D&O INSURANCE. The parties will cooperate to obtain advances of Expenses, indemnification payments and consents from insurance carriers in any Covered Matter to the full extent of any applicable directors and officers liability insurance ("D&O Insurance"). Amounts paid directly to Officer with respect to a Covered Matter by D&O Insurance carriers will be credited to the amounts payable by Corporation to Officer under this Agreement.

6. RIGHTS NOT EXCLUSIVE. The indemnification provided to Officer under this Agreement will be in addition to any indemnification provided to Officer by any law, agreement, Board resolution, provision of the Articles of Incorporation or Bylaws of Corporation or otherwise.

7. SUBROGATION. Upon payment of any Indemnified Amount under this Agreement, Corporation will be subrogated to the extent of such payment to all of Officer's rights of recovery therefor and Officer will take all reasonable actions requested by Corporation (at no cost or penalty to Officer) to secure Corporation's rights under this paragraph 7 including executing documents.

8. CONTINUATION OF INDEMNITY. All of Corporation's obligations under this Agreement will continue as long as Officer is subject to any actual or possible Covered Matter, notwithstanding Officer's termination of service as an officer of Corporation.

10.  GOVERNING LAW. This Agreement will be governed by Michigan Law.

11.  SUCCESSORS.

     (a) This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives and assigns.

     (b) Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume all of Corporation's obligations under this Agreement. Such assumption will not release Corporation from its obligations under this Agreement.

12. SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

13. NOTICES. All notices given under this Agreement will be in writing and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by recognized overnight courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:

                  If to Officer:            C. William Mercurio
                                            2594 Lantz
                                            Beavercreek, Ohio 45434

                  If to Corporation:        JPE, Inc.
                                            900 Victors Way, Suite 140
                                            Ann Arbor, Michigan 48108
                                            Attention:  Secretary

     or to such other address as either party furnishes to the other in writing.

14.  COUNTERPARTS. This Agreement may be signed in counterpart.


15. SUBSIDIARIES. As used in this Agreement, the term "Subsidiary" means any corporation in which Corporation owns a majority interest.

16. NO CONTRACT OF EMPLOYMENT. This Agreement does not confer upon Officer any right with respect to continued employment with Corporation. Unless Officer has a written employment agreement which expressly provides otherwise, Officer's employment with Corporation and its Subsidiaries and affiliates is "at will" and may be terminated by either Officer or Corporation (or any Subsidiary or affiliate) at any time with or without cause, notice or reason.


In witness whereof, the parties have executed this Agreement on the date set forth in the introductory paragraph of this Agreement.

JPE, INC.
a Michigan corporation


By:  /s/ John Psarouthakis
     ---------------------
       John Psarouthakis
Its:   Chairman and Chief Executive Officer



/s/ C. William Mercurio
-----------------------
C. William Mercurio
President - OEM Group